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                                                                   EXHIBIT 10.16


                           BUILD-A-BEAR WORKSHOP, INC.
                           RESTRICTED STOCK AGREEMENT
                               FOR MAXINE A. CLARK

                  THIS AGREEMENT, made as of the 3rd day of April, 2000, by and between Build-A-Bear Workshop, Inc., a Delaware corporation (hereinafter called the "Company"), and Maxine A. Clark (hereinafter called the "President");

                  WITNESSETH THAT:

                  WHEREAS, the Board of Directors of the Company ("Board of Directors") desires to benefit Build-A-Bear Workshop, Inc. ("Company") by increasing motivation on the part of Maxine A. Clark, the president of the Company ("President"), who is materially important to the development of the Company's business, by creating an incentive for her to remain in the employ of the Company and to work to the very best of her abilities for the achievement of the Company's strategic objectives; and

                  WHEREAS, to further this purpose, the Company desires to make a restricted stock award to the President for Two Hundred Seventy Four Thousand Eight Hundred Fifteen (274,815) shares under the terms hereinafter set forth:

                  NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

                  1. Terms of Award. Pursuant to action of the Committee (as defined in Section 6), which action was taken on April 3, 2000 ("Date of Award"), the Company awards to the President Two Hundred Seventy Four Thousand Eight Hundred Fifteen (274,815) shares of the common stock of the Company, of the par value of $0.01 per share ("Common Stock"); provided, however, that (i) 40% of the shares hereby awarded are immediately transferable (subject to Section 7) by the President and are not subject to any risk of forfeiture and
(ii) 60% the shares hereby awarded are nontransferable by the President during the periods described below and are subject to the risk of forfeiture described below. Prior to the time shares become transferable, the shares of Restricted Stock shall bear a legend indicating their nontransferability, and, if the President terminates employment prior to the time a restriction lapses, she shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of her termination of employment.

                           (a) On the date ending one year after the Date of Award, an additional 40% of the shares of Restricted Stock shall become transferable by the President if the President is still employed, and has been continuously employed during such one-year period, by the Company on such date. If on the date ending one year after the Date of Award, the President is not employed by the Company, the 40% shares of Restricted Stock shall be forfeited by the President.



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                           (b) On the date ending two years after the Date of
         Award, an additional 20% of the shares of Restricted Stock shall become transferable by the President if the President is still employed, and has been continuously employed during such two-year period, by the Company on such date. If on the date ending two years after the Date of Award, the President is not employed by the Company, the additional 20% shares of Restricted Stock shall be forfeited by the President.

                           (c) Notwithstanding the foregoing, in the event of a Change of Control or a Public Offering (both defined below), all previously-granted shares of Restricted Stock not yet free of the restrictions of Sections 1(a) and (b) above shall become immediately free of such restrictions.

                                    (1) For purposes of this Agreement, a Change
                  in Control means:

                                            (A) The purchase or other
                           acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

                                            (B) Individuals who, as of the date
                           hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or







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                                            (C) Approval by the stockholders of
                           the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

                                    (2) For purposes of this Agreement, a Public
                  Offering means the creation of an active trading market in Common Stock by the sale of Common Stock to the public pursuant to a registration statement under the Securities Act of 1933.


                  2. Death of the President. In the event of the death of the President while she is employed by the Company (or its parent or a subsidiary), or within three (3) months after the termination of her employment (or one year in the case of the termination of employment of the President who is disabled), all previously-granted shares of Restricted Stock not yet free of the restrictions of Section 1 shall become immediately free of such restrictions and may be exercised by a legatee or legatees of the President under her last will, or by her personal representatives or distributees, at any time within a period of one year after her death.


                  3. Cost of Restricted Stock. The purchase price of the shares of Restricted Stock shall be the fair market value of such shares determined by the Company in its sole discretion as of the Date of Award. The President may request a loan from the Company for the purchase price in accordance with the terms set forth in Exhibit A. Notwithstanding, the purchase price shall not be less than $4.50 per share.

                  4. Adjustments Upon Changes in Capitalization or Corporate Acquisitions. Notwithstanding any other provision in the Agreement, if there is any change in the Common Stock by reason of stock dividends, spin-offs, split ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares, the number of shares of Common Stock under this award of Restricted Stock not yet vested, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

                  5. No Right to Continued Employment. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of the President at any time for any reason.




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                  6. Committee Administration. This award has been made pursuant to a determination made by the directors on the compensation committee of the Board of Directors ("Committee"), and the Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the President by the express terms hereof.

                  The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board of Directors shall select one of the Committee members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                  7. Stockholders' Agreement. This award is granted under and is expressly subject to all the terms and provisions of the Build-A-Bear Workshop, Inc. Stockholders' Agreement dated April 3, 2000 ("Stockholders' Agreement"). Optionee hereby acknowledges receipt of a copy of the Stockholders' Agreement and agrees to be bound by all the terms and provisions thereof.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and the President has signed this Agreement to evidence her acceptance of the terms hereof, all as of the date first above written.

                                    BUILD-A-BEAR WORKSHOP, INC.


                                    By:       /s/ Maxine Clark
                                    -------------------------------------------


                                    PRESIDENT


                                              /s/ Maxine Clark
                                    -------------------------------------------
                                    Maxine A. Clark




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